EXHIBIT 99.1

LendingClub Reports First Quarter 2019 Results
Net revenue up 15% year-over-year on 18% loan origination volume growth
SAN FRANCISCO – May 7, 2019 – LendingClub Corporation (NYSE: LC), America’s largest online lending marketplace connecting borrowers and investors, today announced financial results for the first quarter ended March 31, 2019.
First quarter 2019 results exceeded expectations

•	LendingClub’s innovation, simplification program and focus on partnerships are transforming the company and enabling it to sustain strong operational and financial momentum.

•	Loan originations of $2.7 billion, up 18% year-over-year with application growth of 31%.

•	Net Revenue of $174.4 million, up 15% year-over-year.

•	GAAP Consolidated Net Loss of $(19.9) million compared to $(31.2) million in the first quarter of 2018.

•	Adjusted EBITDA of $22.6 million, up 47% year-over-year.

•	Adjusted EBITDA Margin of 13.0%, up 2.9 percentage points year-over-year due to our ongoing initiatives to grow G&A and technology costs slower than revenue.

•	Adjusted Net Loss of $(11.5) million compared to $(14.2) million in the first quarter of 2018.
Innovation driving adoption on both the borrower and investor sides of the platform

•
Data driven improvements in demand generation helped grow applications 31% in the first quarter of 2019 compared to the same quarter last year. 73% of customers went from application to approval within 24 hours, up from 57% in the first quarter of 2018, helping to increase conversion rates.

•	Almost 40% of loans purchased by investors in the first quarter of 2019 were through structured program channels developed by LendingClub over the last 18 months.
Simplification program is on track and transforming our ability to serve customers and improve margins

•	Geolocation: 76 Full Time Equivalent (FTE) employees at our new site in the Salt Lake City area, with most of the 550 capacity filled by year end.

•	Business process outsourcing: 400+ operations support personnel at quarter end. Swapping fixed cost for variable cost and increasing our capacity and capabilities.

•	Better serving small businesses through partnership with Opportunity Fund and Funding Circle, which leverages LendingClub’s world class demand generation and conversion capabilities.

•	Further initiatives underway to leverage LendingClub’s scale will benefit Adjusted EBITDA Margins in the second half of 2019.
Strong momentum towards full year goals

•
Expect full year 2019 Net Revenue to be in the range of $765 million to $795 million; GAAP Consolidated Net Loss in the range of ($37) million to ($17) million (which now reflects $8 million of expenses related to legacy issues and our cost structure simplification program recognized during the first quarter of 2019); Adjusted Net Loss in the range of ($29) million to ($9) million; and Adjusted EBITDA in the range of $115 million to $135 million.

•
Expect second quarter 2019 Net Revenue to be in the range of $185 million to $195 million; GAAP Consolidated Net Loss and Adjusted Net Loss both in the range of $(11) million to $(6) million; and Adjusted EBITDA in the range of $25 million to $30 million.

•	Targeting Adjusted Net Income profitability over the second half of 2019, supported by our cost structure simplification program.
“With 3 million borrowers served and our simplification efforts well underway, we are driving both revenue growth and margin expansion,” said Scott Sanborn, CEO of LendingClub. “We will continue to deliver on our strategy and focus on the bottom line as we push towards profitability.”

LendingClub remains well positioned over the long term

•	LendingClub provides tools that help Americans on their path to financial health through lower borrowing costs and a seamless user experience.

•
The company is the market leader in personal loans, a $130 billion+ industry and the fastest growing segment of consumer credit in the United States, and has an estimated addressable revolving debt market opportunity of more than $1 trillion.

•	The company's marketplace gives it unique strengths which enable it to expand its market opportunity, competitive advantage, and growth potential:

◦
Our marketplace model generates savings for borrowers by finding and matching the lowest cost of capital with the right borrower and attracts investors with the lowest cost of capital by efficiently generating targeted returns and duration diversification;

◦	Our broad spectrum of borrowers and investors enables us to serve more customers and to enhance our marketing efficiency; and

◦	Scale, data and innovation enable us to generate and convert demand efficiently while managing price and credit risk effectively (3 million customers).

•	The company is enhancing its operating leverage and capacity to generate cash with efficiency initiatives.

	Three Months Ended March 31,
($ in millions)	2019	2018
Loan Originations	$2,727.8	$2,306.0
Net Revenue	$174.4	$151.7
GAAP Consolidated Net Loss	$(19.9)	$(31.2)
Adjusted EBITDA	$22.6	$15.3
Adjusted Net Loss	$(11.5)	$(14.2)
First Quarter 2019 Financial Highlights
Commenting on financial results, Tom Casey, CFO of LendingClub said,“Our simplification program is transforming LendingClub, enabling us to grow responsibly and increase our operating leverage. The actions we are taking to simplify our cost structure underpin our goal to be Adjusted Net Income profitable over the second half of 2019 with full year benefits realized in 2020.”
Loan Originations – Loan originations in the first quarter of 2019 were $2.7 billion improving 18% compared to the same quarter last year.
Net Revenue – Net Revenue in the first quarter of 2019 was $174.4 million improving 15% compared to the same quarter last year driven primarily by a higher volume of loan originations.
GAAP Consolidated Net Loss – GAAP Consolidated Net Loss was $(19.9) million for the first quarter of 2019 improving $11.3 million compared to the same quarter last year driven primarily by a decline in expenses related to the resolution of certain legacy issues.
Adjusted EBITDA – Adjusted EBITDA was $22.6 million in the first quarter of 2019 improving $7.3 million compared to the same quarter last year.
Adjusted Net Loss – Adjusted Net Loss was $(11.5) million in the first quarter of 2019 improving $2.7 million compared to the same quarter last year.
Contribution – Contribution was $85.7 million in the first quarter of 2019, improving $11.3 million compared to the same quarter last year.
Earnings Per Share (EPS) – Basic and diluted EPS attributable to LendingClub was $(0.05) for the first quarter of 2019, compared to basic and diluted EPS attributable to LendingClub of $(0.07) in the same quarter last year.
Adjusted EPS – Adjusted EPS was $(0.03) for both the first quarters of 2019 and 2018.

Net Cash and Other Financial Assets – As of March 31, 2019, net cash and other financial assets totaled $663.6 million. For a calculation of net cash and other financial assets, refer to the “Reconciliation of GAAP to Non-GAAP Measures” tables at the end of this release.

About LendingClub

LendingClub was founded to transform the banking system to make credit more affordable and investing more rewarding. Today, LendingClub’s online credit marketplace connects borrowers and investors to deliver more efficient and affordable access to credit. Through its technology platform, LendingClub is able to create cost efficiencies and passes those savings onto borrowers in the form of lower rates and to investors in the form of risk-adjusted returns. LendingClub is based in San Francisco, California. Currently, residents of the following states may invest in LendingClub notes: AL, AR, AZ, CA, CO, CT, DC, DE, FL, GA, HI, IA, ID, IL, IN, KS, KY, LA, MA, ME, MD, MI, MN, MO, MS, MT, ND, NE, NH, NJ, NV, NY, OK, OR, RI, SC, SD, TN, TX, UT, VA, VT, WA, WI, WV, or WY. All loans are made by federally regulated issuing bank partners. More information is available at https://www.lendingclub.com.

Conference Call and Webcast Information

The LendingClub first quarter 2019 webcast and teleconference is scheduled to begin at 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time) on Tuesday, May 7, 2019. A live webcast of the call will be available at http://ir.lendingclub.com under the Events & Presentations menu. To access the call, please dial +1 (888) 317-6003, or outside the U.S. +1 (412) 317-6061, with conference ID 9666465, ten minutes prior to 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time). An audio archive of the call will be available at http://ir.lendingclub.com. An audio replay will also be available on May 7, 2019, until May 14, 2019, by calling +1 (877) 344-7529 or +1 (412) 317-0088, with Conference ID 10130681. LendingClub has used, and intends to use, its investor relations website, blog (http://blog.lendingclub.com), Twitter handle (@LendingClub) and Facebook page (https://www.facebook.com/LendingClubTeam) as a means of disclosing material non-public information and to comply with its disclosure obligations under Regulation FD.

Contacts

For Investors:
IR@lendingclub.com

Media Contact:
Press@lendingclub.com

Non-GAAP Financial Measures and Supplemental Financial Statement Information

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Contribution, Contribution Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted EPS and Net Cash and Other Financial Assets. Our non-GAAP measures do have limitations as analytical tools and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP.

We believe these non-GAAP measures provide management and investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.

In particular, we believe Contribution and Contribution Margin are useful measures of direct product profitability because the measures illustrate the relationship between the costs most directly associated with revenue generating activities and the related revenue, and the effectiveness of the direct costs in obtaining revenue. Contribution is calculated as net revenue less “sales and marketing” and “origination and servicing” expenses on the Company’s Statements of Operations, adjusted to exclude cost structure simplification and non-cash stock-based compensation expenses within these captions and income or loss attributable to noncontrolling interests. Contribution Margin is a non-GAAP financial measure calculated by dividing Contribution by total net revenue. We believe that Adjusted EBITDA and Adjusted EBITDA Margin are important measures of operating performance because they allow for the comparison of our core operating results, including our return on capital and operating efficiencies, from period to period by removing legacy issues that have resulted in elevated legal costs (including ongoing regulatory and government investigations, indemnification obligations and litigation), expenses related to our cost structure simplification, the impact of depreciation, impairment and amortization in our asset base, stock-based compensation, income tax effects, and other non-operating expenses.

In the fourth quarter of 2018, we revised the calculation of Adjusted Net Income (Loss) and Adjusted EPS to adjust for certain expenses that are either non-recurring or unusual in nature, such as expenses related to our cost structure simplification, goodwill impairment and legacy issues that have resulted in elevated legal costs (including ongoing regulatory and government investigations, indemnification obligations and litigation), net of tax. We believe that Adjusted Net Income (Loss) and Adjusted EPS are important measures because they directly reflect the financial performance of our business operations. Prior period amounts have been reclassified to conform to the current period presentation.

Additionally, in the fourth quarter of 2018, we included a new adjustment for cost structure simplification expense to calculate certain of our non-GAAP financial measures. This expense relates to a review of our cost structure and a number of expense initiatives underway, including the establishment of a site in the Salt Lake City area. The expense includes incremental and excess personnel-related expenses associated with establishing our Salt Lake City area site and external advisory fees.

Beginning in the first quarter of 2019, we included supplemental financial information to the existing financial statements. We believe this supplemental financial information is useful because it indicates the effect of pass-through items (Pass-throughs) related to our member payment dependent retail program (Retail Program) notes as well as certain VIEs that we are required to consolidate in accordance with GAAP. We are delineating between assets which are legally ours and those which are not, as well as liabilities which are only payable from the cash flows of those assets. In addition, in the first quarter of 2019, the Company introduced “Net Cash and Other Financial Assets” as a new non-GAAP measure that is calculated as cash and certain other financial assets, including loans and securities available for sale which are partially secured and offset by the related credit facilities. We believe this is a useful measure because it illustrates the overall financial stability and operating leverage of the Company. Refer to the tables at the end of this section for additional detail.

There are a number of limitations related to the use of these non-GAAP financial measures versus their most comparable GAAP measure. In particular, many of the adjustments to derive the non-GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future. Other companies, including companies in our industry, may calculate these measures differently, which may reduce their usefulness as a comparative measure.

For more information on our non-GAAP financial measures and a reconciliation of such measures to the nearest GAAP measure, please see the “Reconciliation of GAAP to Non-GAAP Measures” tables at the end of this release.

Safe Harbor Statement

Some of the statements above, including statements regarding borrower and investor demand and anticipated future financial results are “forward-looking statements.” The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “will,” “would” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that could cause actual results to differ materially from those contemplated by these forward-looking statements include: the outcomes of pending governmental investigations and pending or threatened litigation, which are inherently uncertain; the impact of management changes and the ability to continue to retain key personnel; our ability to achieve cost savings from restructurings; our ability to continue to attract and retain new and existing retail and institutional investors; competition; overall economic conditions; demand for the types of loans facilitated by us; default rates and those factors set forth in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, as filed with the SEC. We may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Information in this press release is not an offer to sell securities or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Additional information about LendingClub is available in the prospectus for LendingClub’s notes, which can be obtained on LendingClub’s website at https://www.lendingclub.com/info/prospectus.action.

*****

LENDINGCLUB CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Net revenue:

Transaction fees	$135,397	$111,182

Interest income	100,172	138,018
Interest expense	(75,360)	(110,843)
Net fair value adjustments	(34,729)	(28,713)
Net interest income and fair value adjustments	(9,917)	(1,538)
Investor fees	31,731	27,895
Gain on sales of loans	15,152	12,671
Net investor revenue	36,966	39,028

Other revenue	2,055	1,457

Total net revenue	174,418	151,667
Operating expenses: (1)
Sales and marketing	66,623	57,517
Origination and servicing	28,273	22,645
Engineering and product development	42,546	36,837
Other general and administrative	56,876	52,309
Class action and regulatory litigation expense	—	13,500
Total operating expenses	194,318	182,808
Loss before income tax expense	(19,900)	(31,141)
Income tax expense	—	39
Consolidated net loss	(19,900)	(31,180)
Less: Income attributable to noncontrolling interests	35	1
LendingClub net loss	$(19,935)	$(31,181)
Net loss per share attributable to LendingClub:
Basic	$(0.05)	$(0.07)
Diluted	$(0.05)	$(0.07)
Weighted-average common shares - Basic	430,544,355	418,299,301
Weighted-average common shares - Diluted	430,544,355	418,299,301

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended March 31,
	2019	2018
Sales and marketing	$1,571	$1,860
Origination and servicing	924	1,072
Engineering and product development	5,231	5,279
Other general and administrative	10,526	9,590
Total stock-based compensation expense	$18,252	$17,801

LENDINGCLUB CORPORATION
OPERATING HIGHLIGHTS
(In thousands, except percentages and number of employees, or as noted)
(Unaudited)

	Three Months Ended					% Change
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	Y/Y
Operating Highlights:
Loan originations (in millions)	$2,728	$2,871	$2,886	$2,818	$2,306	18%
Net revenue	$174,418	$181,521	$184,645	$176,979	$151,667	15%
Consolidated net loss	$(19,900)	$(13,412)	$(22,749)	$(60,812)	$(31,180)	36%
Contribution (1)	$85,688	$91,023	$88,453	$85,416	$74,436	15%
Contribution margin (1)	49.1%	50.1%	47.9%	48.3%	49.1%	—%
Adjusted EBITDA (1)	$22,589	$28,464	$28,052	$25,670	$15,333	47%
Adjusted EBITDA margin (1)	13.0%	15.7%	15.2%	14.5%	10.1%	29%
Adjusted net loss (1) (2)	$(11,518)	$(4,110)	$(7,330)	$(6,727)	$(14,208)	19%
EPS – diluted	$(0.05)	$(0.03)	$(0.05)	$(0.14)	$(0.07)	29%
Adjusted EPS – diluted (1) (2)	$(0.03)	$(0.01)	$(0.02)	$(0.02)	$(0.03)	—%
Loan Originations by Investor Type:
Banks	49%	41%	38%	40%	48%
Other institutional investors	18%	19%	19%	16%	13%
Managed accounts	17%	16%	21%	19%	20%
LendingClub inventory	10%	18%	15%	18%	9%
Self-directed investors	6%	6%	7%	7%	10%
Total	100%	100%	100%	100%	100%
Loan Originations by Program:
Personal loans – standard program	71%	72%	71%	74%	76%
Personal loans – custom program	21%	21%	22%	18%	15%
Other – custom program (3)	8%	7%	7%	8%	9%
Total	100%	100%	100%	100%	100%
Personal Loan Originations by Loan Grade – Standard Loan Program (in millions):
A	$608.3	$604.9	$607.0	$506.0	$414.6	47%
B	574.5	591.6	563.3	610.2	524.5	10%
C	452.5	495.9	506.1	575.4	474.8	(5)%
D	243.5	267.1	286.9	296.3	248.0	(2)%
E	49.4	83.8	72.7	70.3	63.3	(22)%
F	0.2	6.3	21.7	18.4	14.0	(99)%
G	—	1.3	5.4	3.9	2.6	(100)%
Total	$1,928.4	$2,050.9	$2,063.1	$2,080.5	$1,741.8	11%

(1)	Represents a non-GAAP measure. See “Reconciliation of GAAP to Non-GAAP Measures.”

(2)
In the fourth quarter of 2018, we revised the calculation of Adjusted Net Income (Loss) and Adjusted EPS to adjust for certain expenses that are either non-recurring or unusual in nature, such as expenses related to our cost structure simplification, goodwill impairment and legal, regulatory and other expense related to legacy issues, net of tax. Prior period amounts have been reclassified to conform to the current period presentation.

(3)	Comprised of education and patient finance loans, auto refinance loans, and small business loans.

LENDINGCLUB CORPORATION
OPERATING HIGHLIGHTS (Continued)
(In thousands, except percentages and number of employees, or as noted)
(Unaudited)

	Three Months Ended					% Change
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	Y/Y
Servicing Portfolio by Method Financed (in millions, at end of period):
Whole loans sold	$11,761	$10,890	$10,475	$9,512	$8,571	37%
Notes	1,169	1,243	1,347	1,428	1,518	(23)%
Certificates	577	689	830	967	1,125	(49)%
Secured borrowings	59	81	108	143	187	(68)%
Loans invested in by the Company	565	843	464	523	581	(3)%
Total	$14,131	$13,746	$13,224	$12,573	$11,982	18%
Employees and contractors (4)	1,621	1,687	1,762	1,722	1,756	(8)%

(4)
As of the end of each respective period. In the first quarter of 2019, the Company reclassified certain third-party contractors as outsourced service providers and excluded them in the balance provided. Prior period balances have been reclassified to conform to the current period presentation.

LENDINGCLUB CORPORATION
Condensed Consolidated Balance Sheets
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

	March 31, 2019	December 31, 2018
Assets
Cash and cash equivalents	$402,311	$372,974
Restricted cash	167,954	271,084
Securities available for sale (includes $45,203 and $53,611 pledged as collateral at fair value, respectively)	197,509	170,469
Loans held for investment at fair value	1,698,198	1,883,251
Loans held for investment by the Company at fair value	8,757	2,583
Loans held for sale by the Company at fair value	552,166	840,021
Accrued interest receivable	19,657	22,255
Property, equipment and software, net	118,157	113,875
Intangible assets, net	17,108	18,048
Other assets	235,264	124,967
Total assets	$3,417,081	$3,819,527
Liabilities and Equity
Accounts payable	$24,804	$7,104
Accrued interest payable	14,929	19,241
Accrued expenses and other liabilities	238,941	152,118
Payable to investors	72,175	149,052
Notes, certificates and secured borrowings at fair value	1,703,226	1,905,875
Payable to securitization note holders	233,269	256,354
Credit facilities and securities sold under repurchase agreements	263,863	458,802
Total liabilities	2,551,207	2,948,546
Equity
Common stock, $0.01 par value; 900,000,000 shares authorized; 434,202,951 and 431,923,335 shares issued, respectively; 431,920,251 and 429,640,635 shares outstanding, respectively	4,342	4,319
Additional paid-in capital	1,417,364	1,401,937
Accumulated deficit	(537,662)	(517,727)
Treasury stock, at cost; 2,282,700 shares	(19,485)	(19,485)
Accumulated other comprehensive income	225	157
Total LendingClub stockholders’ equity	864,784	869,201
Noncontrolling interests	1,090	1,780
Total equity	865,874	870,981
Total liabilities and equity	$3,417,081	$3,819,527

LENDINGCLUB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Contribution reconciliation:
GAAP consolidated net loss	$(19,900)	$(13,412)	$(22,749)	$(60,812)	$(31,180)
Engineering and product development expense	42,546	39,552	41,216	37,650	36,837
Other general and administrative expense	56,876	61,303	57,446	57,583	52,309
Cost structure simplification expense (1)	3,706	880	—	—	—
Goodwill impairment	—	—	—	35,633	—
Class action and regulatory litigation expense	—	—	9,738	12,262	13,500
Stock-based compensation expense	2,495	2,732	2,895	3,125	2,932
Income tax expense (benefit)	—	18	(38)	24	39
Income attributable to noncontrolling interests	(35)	(50)	(55)	(49)	(1)
Contribution	$85,688	$91,023	$88,453	$85,416	$74,436
Total net revenue	$174,418	$181,521	$184,645	$176,979	$151,667
Contribution margin	49.1%	50.1%	47.9%	48.3%	49.1%
Adjusted EBITDA reconciliation:
GAAP consolidated net loss	$(19,900)	$(13,412)	$(22,749)	$(60,812)	$(31,180)
Depreciation and impairment expense:
Engineering and product development	13,373	12,372	13,221	10,197	9,247
Other general and administrative	1,542	1,525	1,488	1,420	1,419
Amortization of intangible assets	940	941	940	959	1,035
Cost structure simplification expense (2)	4,272	6,782	—	—	—
Goodwill impairment	—	—	—	35,633	—
Legal, regulatory and other expense related to legacy issues (3)	4,145	2,570	15,474	18,501	16,973
Stock-based compensation expense	18,252	17,718	19,771	19,797	17,801
Income tax expense (benefit)	—	18	(38)	24	39
Income attributable to noncontrolling interests	(35)	(50)	(55)	(49)	(1)
Adjusted EBITDA	$22,589	$28,464	$28,052	$25,670	$15,333
Total net revenue	$174,418	$181,521	$184,645	$176,979	$151,667
Adjusted EBITDA margin	13.0%	15.7%	15.2%	14.5%	10.1%

(1)
Contribution excludes the portion of personnel-related expenses associated with establishing a site in the Salt Lake City area that are included in the “Sales and marketing” and “Origination and servicing” expense categories.

(2)
Includes personnel-related expenses associated with establishing a site in the Salt Lake City area and external advisory fees. These expenses are included in “Sales and marketing,” “Origination and servicing,” “Engineering and product development” and “Other general and administrative” expense on the Company’s Condensed Consolidated Statements of Operations.

(3)
Includes class action and regulatory litigation expense and legal and other expenses related to legacy issues, which are included in “Class action and regulatory litigation expense” and “Other general and administrative” expense, respectively, on the Company’s Condensed Consolidated Statements of Operations. For the first quarter of 2019, also includes expense related to the dissolution of certain private funds managed by LCAM, which is included in “Net fair value adjustments” on the Company’s Condensed Consolidated Statements of Operations.

LENDINGCLUB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (Continued)
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Adjusted net loss reconciliation:
GAAP LendingClub net loss	$(19,935)	$(13,462)	$(22,804)	$(60,861)	$(31,181)
Cost structure simplification expense (1)	4,272	6,782	—	—	—
Goodwill impairment	—	—	—	35,633	—
Legal, regulatory and other expense related to legacy issues (2)	4,145	2,570	15,474	18,501	16,973
Adjusted net loss (3)	$(11,518)	$(4,110)	$(7,330)	$(6,727)	$(14,208)
Adjusted EPS - diluted (3)	$(0.03)	$(0.01)	$(0.02)	$(0.02)	$(0.03)
Non-GAAP diluted shares reconciliation:
GAAP diluted shares (4)	430,544	427,697	424,359	421,194	418,299
Other dilutive equity awards (5)	—	—	—	—	—
Non-GAAP diluted shares	430,544	427,697	424,359	421,194	418,299

(1)
Includes personnel-related expenses associated with establishing a site in the Salt Lake City area and external advisory fees. These expenses are included in “Sales and marketing,” “Origination and servicing,” “Engineering and product development” and “Other general and administrative” expense on the Company’s Condensed Consolidated Statements of Operations.

(2)
Includes class action and regulatory litigation expense and legal and other expenses related to legacy issues, which are included in “Class action and regulatory litigation expense” and “Other general and administrative” expense, respectively, on the Company’s Condensed Consolidated Statements of Operations. For the first quarter of 2019, also includes expense related to the dissolution of certain private funds managed by LCAM, which is included in “Net fair value adjustments” on the Company’s Condensed Consolidated Statements of Operations.

(3)
In the fourth quarter of 2018, we revised the calculation of Adjusted Net Income (Loss) and Adjusted EPS to adjust for certain expenses that are either non-recurring or unusual in nature, such as expenses related to our cost structure simplification, goodwill impairment and legal, regulatory and other expense related to legacy issues, net of tax. Prior period amounts have been reclassified to conform to the current period presentation.

(4)	Equivalent to the basic and diluted shares reflected in the quarterly EPS calculations.

(5)
Other dilutive equity awards include assumed exercises of unvested stock options, net of assumed repurchases computed under the treasury method, which were excluded from GAAP net loss per share as their impact would have been anti-dilutive.

LENDINGCLUB CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands)
(Unaudited)

	March 31, 2019				December 31, 2018
	Retail Program (1)	ConsolidatedVIEs (2)	All Other LendingClub (3)	Condensed Consolidated Balance Sheet	Retail Program (1)	ConsolidatedVIEs (2)	All Other LendingClub (3)	Condensed Consolidated Balance Sheet
Assets
Cash and cash equivalents	$—	$—	$402,311	$402,311	$—	$—	$372,974	$372,974
Restricted cash	—	14,665	153,289	167,954	15,551	17,660	237,873	271,084
Securities available for sale	—	—	197,509	197,509	—	—	170,469	170,469
Loans held for investment at fair value	1,158,504	539,694	—	1,698,198	1,241,157	642,094	—	1,883,251
Loans held for investment by the Company at fair value	—	—	8,757	8,757	—	—	2,583	2,583
Loans held for sale by the Company at fair value	—	216,753	335,413	552,166	—	245,345	594,676	840,021
Accrued interest receivable	8,855	6,972	3,830	19,657	8,914	7,242	6,099	22,255
Property, equipment and software, net	—	—	118,157	118,157	—	—	113,875	113,875
Intangible assets, net	—	—	17,108	17,108	—	—	18,048	18,048
Other assets	—	254	235,010	235,264	—	530	124,437	124,967
Total assets	$1,167,359	$778,338	$1,471,384	$3,417,081	$1,265,622	$912,871	$1,641,034	$3,819,527
Liabilities and Equity
Accounts payable	$—	$—	$24,804	$24,804	$—	$—	$7,104	$7,104
Accrued interest payable	8,855	5,375	699	14,929	11,484	7,594	163	19,241
Accrued expenses and other liabilities	—	—	238,941	238,941	—	15	152,103	152,118
Payable to investors	—	—	72,175	72,175	—	—	149,052	149,052
Notes, certificates and secured borrowings at fair value	1,158,504	539,694	5,028	1,703,226	1,254,138	648,908	2,829	1,905,875
Payable to securitization note holders	—	233,269	—	233,269	—	256,354	—	256,354
Credit facilities and securities sold under repurchase agreements	—	—	263,863	263,863	—	—	458,802	458,802
Total liabilities	1,167,359	778,338	605,510	2,551,207	1,265,622	912,871	770,053	2,948,546
Total equity	—	—	865,874	865,874	—	—	870,981	870,981
Total liabilities and equity	$1,167,359	$778,338	$1,471,384	$3,417,081	$1,265,622	$912,871	$1,641,034	$3,819,527

(1)
Represents loans held for investment at fair value that are funded directly by our Retail Program notes. The liabilities are only payable from the cash flows generated by the associated assets. We do not assume principal or interest rate risk on loans facilitated through our lending marketplace that are funded by our Retail Program because loan balances, interest rates and maturities are matched and offset by an equal balance of notes with the exact same interest rates and maturities. We do not retain any economic interests from our Retail Program. Interest expense on Retail Program notes of $42.0 million was equally matched and offset by interest income from the related loans of $42.0 million for the first quarter of 2019, resulting in no net effect on our Net interest income and fair value adjustments.

(2)
Represents assets and equal and offsetting liabilities of certain VIEs that we are required to consolidate in accordance with GAAP, but which are not legally ours. The liabilities are only payable from the cash flows generated by the associated assets. The creditors of the VIEs have no recourse to the general credit of the Company. This includes LC Trust (which issues certificates backed by loans held by the trust) and any consolidated LendingClub securitization trusts. Interest expense on these liabilities owned by third-parties of $27.1 million and net fair value adjustments of $7.7 million for the first quarter of 2019 were equally matched and offset by interest income on the loans of $34.8 million, resulting in no net effect on our Net interest income and fair value adjustments. Economic interests held by LendingClub, including retained interests, residuals and equity of the VIEs, are reflected in “Loans held for sale by the Company at fair value” and “Restricted cash,” respectively, within the “All Other LendingClub” column.

(3)
Represents all other assets and liabilities of the Company other than those related to our Retail Program and certain consolidated VIEs but includes any retained interests, residuals and equity of those consolidated VIEs.

LENDINGCLUB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (Continued)
NET CASH AND OTHER FINANCIAL ASSETS
(In thousands)
(Unaudited)

	March 31, 2019	December 31, 2018
Cash and loans held for investment by the Company
Cash and cash equivalents	$402,311	$372,974
Loans held for investment by the Company at fair value	8,757	2,583
Total	$411,068	$375,557

Other financial assets partially secured by credit facilities
Securities available for sale	$197,509	$170,469
Loans held for sale by the Company at fair value	552,166	840,021
Payable to securitization note holders	(233,269)	(256,354)
Credit facilities and securities sold under repurchase agreements	(263,863)	(458,802)
Total	$252,543	$295,334

Net cash and other financial assets (1)	$663,611	$670,891

(1)	Comparable GAAP measure cannot be provided as not practicable.

LENDINGCLUB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL GUIDANCE (1)
(In millions)
(Unaudited)

	Three Months Ended	Year Ended
	June 30, 2019	December 31, 2019
GAAP Consolidated net loss (2)	$(11) - $(6)	$(37) - $(17)
Cost structure simplification expense (3)	—	4
Legal, regulatory and other expense related to legacy issues (4)	—	4
Adjusted net loss (2)	$(11) - $(6)	$(29) - $(9)
Stock-based compensation expense	21	81
Depreciation, amortization and other net adjustments	15	63
Adjusted EBITDA (2)	$25 - $30	$115 - $135

(1)	For the second half of 2019, reconciliation of comparable GAAP Consolidated Net Income (Loss) to Adjusted Net Income (Loss) cannot be provided as not practicable.

(2)
Guidance excludes certain expenses that are either non-recurring or unusual in nature, such as expenses related to our cost structure simplification and legal, regulatory and other expense related to legacy issues. Full year guidance now reflects such expenses that have been recognized during the first quarter of 2019.

(3)
Includes personnel-related expenses associated with establishing a site in the Salt Lake City area and external advisory fees. These expenses are included in “Sales and marketing,” “Origination and servicing,” “Engineering and product development” and “Other general and administrative” expense on the Company’s Condensed Consolidated Statements of Operations.

(4)
Includes class action and regulatory litigation expense and legal and other expenses related to legacy issues, which are included in “Class action and regulatory litigation expense” and “Other general and administrative” expense, respectively, on the Company’s Condensed Consolidated Statements of Operations. For the first quarter of 2019, also includes expense related to the dissolution of certain private funds managed by LCAM, which is included in “Net fair value adjustments” on the Company’s Condensed Consolidated Statements of Operations.